SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549
                         _______________________


                                FORM 8-K


         Current Report Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  September 24, 2001


                    AMERIMMUNE PHARMACEUTICALS, INC.
         (Exact name of registrant as specified in its charter)



          Colorado              000-22865                 84-1044910
----------------------------  ------------            -------------------
(State or other jurisdiction   (Commission              (IRS Employer
     of incorporation)        File Number)            Identification No.)



                     21550 Oxnard Street, Suite 830
                    Woodland Hills, California 91367
      (Address of principal executive offices, including zip code)


   Registrant's telephone number, including area code:  (818) 676-0404

                       Exhibit Index on Page: N/A

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
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CANCELLATION OF CERTAIN SHARES

     Amerimmune, Inc ("Amerimmune"), a wholly-owned subsidiary of Amerimmune Pharmaceuticals, Inc. (the "Company"), Allen D. Allen ("Allen") and CytoDyn of New Mexico, Inc. ("CytoDyn" and collectively with Allen "Inventor") entered into a Conditional License Agreement dated February 24, 2000. Pursuant to the terms of the Conditional License Agreement, (i) Inventor was obligated to transfer to Amerimmune or its designee any shares of the Company received from Three R Associates or its shareholders, and
(ii) Amerimmune agreed to pay Inventor's "incremental costs and expenses" in acquiring such shares of Company Common Stock.

     In September 2001, Inventor acquired 9,778,604 shares of Company Common Stock (the "Shares") from Three R Associates (or its successors) in connection with the settlement of certain disputes among them and incurred certain costs and expenses in acquiring such shares.

     Effective September 24, 2001, the Company and Amerimmune entered into a Release and Satisfaction of Obligation (the "Release Agreement") with Inventor pursuant to which Inventor transferred the Shares to the Company for cancellation and the Company paid an aggregate of $40,000 to Inventor for settlement of any claims of Inventor for payment of fees and costs incurred by Inventor in connection with acquiring the Shares from Three R Associates (or its successors).

     Effective September 24, 2001, the Shares were cancelled and, as of such date, the total number of issued and outstanding shares of the Company's common stock had been reduced from 43,042,856 to 33,264,252.

ISSUANCE OF WARRANTS

     In July 2001, the Company entered into a Warrant Purchase Agreement ("Warrant Agreement") with Maya LLC ("Maya"), a limited liability company of which Rex H. Lewis, the Company's president and chief executive officer, is the manager. The Warrant Agreement stipulates that Maya LLC will purchase an initial Warrant for $125,000 and will be entitled to purchase additional Warrants in up to three separate closings of no less than $125,000 per closing during the 12-month period ending in July 2002. As of September 30, 2001, Maya had purchased $250,000 of Warrants pursuant to the Warrant Agreement. Each Warrant has an exercise price of $.20 per share of common stock, and expires 10 years from the date of issuance of the Warrant.

     The number of shares of common stock underlying the Warrants purchased by Maya was not initially determined at the time of purchase and was to be calculated using a valuation of the Warrants prepared by an independent valuation consultant. The independent valuation was completed in July, 2001 and indicated that each Warrant to purchase one share of common stock
had a value of $.02.   Accordingly, Warrants to purchase an aggregate of
12,500,000 shares (e.g. $250,000 divided by the $.02 per Warrant valuation) have been issued to Maya to date.

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
                                SIGNATURE
                                ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERIMMUNE PHARMACEUTICALS, INC.
                                   (Registrant)


Date: October 8, 2001              By:  /s/ Deborah Garrett Kalof
                                      ------------------------------------
                                      Deborah Garrett Kalof, M.B.A., C.P.A.
                                      Chief Financial Officer









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